Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Orrstown Financial Services, Inc.

We consent to the incorporation by reference to previously filed Registration Statements (Form S-3 No. 333-53405, Form S-8 No. 333-33714, Form S-8 No. 333-34504 and Form S-8 No. 333-33712) of Orrstown Financial Services, Inc. of our report dated March 13, 2008, appearing in Item 8 of this Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2007.

/S/ SMITH ELLIOTT KEARNS & COMPANY, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 13, 2008